QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Equitable Resources, Inc. 2005 Employee Deferred Compensation Plan and the Equitable Resources, Inc. 2005 Directors' Deferred Compensation Plan of our report dated January 27, 2004 with respect to the consolidated financial statements and schedule of Equitable Resources, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
January 24, 2005

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM